UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2006

STEINWAY MUSICAL INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11911	35-1910745
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts 02453
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(781) 894-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 15, 2006, the United States Bankruptcy Court designated Steinway Musical Instruments, Inc., (the “Company”), as the lead bidder to purchase substantially all the operating assets of Dennis Bamber, Inc., D/B/A The Woodwind & The Brasswind.  The Company announced its designation in a press release dated December 19, 2006, attached hereto as Exhibit 99.1.  The Woodwind & The Brasswind filed for bankruptcy protection in Indiana on November 21, 2006.

On December 15, 2006 the Company signed an asset purchase agreement to acquire substantially all the assets of Dennis Bamber, Inc., D/B/A The Woodwind & The Brasswind.  Under the terms of the agreement, as amended pursuant to the Addendum dated December 15, 2006, the Company would acquire The Woodwind & The Brasswind’s inventory of band and orchestra and combo instruments, accounts receivable, trade names and certain other intangible assets.  The proposed purchase price for the assets would be $40.5 million in cash, plus the assumption of certain liabilities of The Woodwind & The Brasswind.  The purchase price is subject to an adjustment based on the assets on the balance sheet of The Woodwind & The Brasswind as of the closing date.  The transaction is subject to overbid at a bankruptcy auction expected to be held on January 24, 2007.  If the Company is the successful bidder at auction, the closing of the acquisition is expected to occur shortly following the conclusion of the auction process.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of December 15, 2006, by and between the Company and Dennis Bamber, Inc., D/B/A The Woodwind & The Brasswind and its Chapter 11 Estate.

10.2

Addendum to Asset Purchase Agreement dated as of December 15, 2006, by and between the Company and Dennis Bamber, Inc. D/B/A The Woodwind & The Brasswind to conform to amendments made to the Company’s offer at a hearing conducted on December 15, 2006.

99.1	Press release dated December 19, 2006 issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 20, 2006	STEINWAY MUSICAL INSTRUMENTS, INC.

	By:	/s/ Dana D. Messina

	Name:	Dana D. Messina
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of December 15, 2006, by and between the Company and Dennis Bamber, Inc., D/B/A The Woodwind & The Brasswind and its Chapter 11 Estate.

10.2

Addendum to Asset Purchase Agreement dated as of December 15, 2006, by and between the Company and Dennis Bamber, Inc. D/B/A The Woodwind & The Brasswind to conform to amendments made to the Company’s offer at a hearing conducted on December 15, 2006.

99.1	Press release dated December 19, 2006 issued by the Company.